UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2009
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 349-3200
NONE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 29, 2009, PMC Commercial Trust (the “Company”) entered into the Ninth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as a lender and as agent for the lenders (in such capacity, the “Administrative Agent”). The Amendment modified the Company’s revolving credit facility (“Revolver”) to, among other things, provide collateral security for the borrowings under the Revolver and extend its maturity date to December 31, 2010.
In connection with the Amendment, the Company executed a Security Agreement, which granted to the Administrative Agent a security interest in the Company’s portfolio of loans and all of the issued and outstanding shares of common stock of First Western SBLC, Inc. (“First Western”), one of the Company’s wholly owned subsidiaries.
In connection with the Amendment, the interest rate payable by the Company under the Revolver was increased to LIBOR plus 3% or the Administrative Agent’s prime rate. The prime rate option has a floor so that it will not at any time be less than LIBOR plus 2.5%. In addition, the amount available for borrowing under the Revolver was reduced from $45 million to $40 million. The available amount will be further reduced by $5 million each quarter commencing March 31, 2010 at which time the available amount will be reduced to $35 million. Accordingly, at maturity on December 31, 2010, the amount available for borrowing under the Revolver will be $20 million.
The available amount may be further reduced if the aggregate amount of prepayments received by the Company and First Western on their loan portfolios exceeds $12 million in which case the amount available under the Revolver will be further reduced by an aggregate amount equal to 75% of such excess effective as of the last day of each fiscal quarter beginning March 31, 2010.
The foregoing summary is qualified in its entirety by reference to the full text of the Ninth Amendment to the Credit Agreement and Security Agreement attached hereto as Exhibits 10.1 and 10.2 to this Form 8-K, which exhibits are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above related to the Revolver is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Ninth Amendment to Credit Agreement between PMC Commercial Trust and JPMorgan Chase Bank, N.A. as Administrative Agent, dated December 29, 2009

10.2	Security Agreement between PMC Commercial Trust and JPMorgan Chase Bank, National Association as Administrative Agent, dated December 29, 2009

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 31, 2009

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer